UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HANOVER COMPRESSOR COMPANY (Exact Name of Registrant as Specified in its Charter)	HANOVER COMPRESSION LIMITED PARTNERSHIP (Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	Delaware (State of Incorporation or Organization)

76-0625124 (IRS Employer Identification No.)	75-2344249 (IRS Employer Identification No.)

12001 N. Houston Rosslyn Road
Houston, Texas 77086
(Address of Principal Executive Offices, including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	333-106386 333-106386-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered

$200,000,000 9% Senior Notes due 2014 fully and unconditionally guaranteed by Hanover Compression Limited Partnership	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

     The information required by this Item is incorporated by reference from the information set forth in the section captioned “Description of notes” in the Registrants’ prospectus supplement dated May 25, 2004 and filed with the Securities and Exchange Commission on May 26, 2004 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, as part of the Registrants’ shelf registration statement on Form S-3 (Registration No. 333-106386).

Item 2.    Exhibits.

     The following exhibits to this Registration Statement on Form 8-A are filed herewith.

Exhibit No.	Description

4.1	Senior Indenture, dated December 15, 2003, between Hanover Compressor Company and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hanover Compressor Company’s Registration Statement on Form 8-A, as filed with the SEC on December 15, 2003)

4.2	Third Supplemental Indenture, dated June 1, 2004, among Hanover Compressor Company, Hanover Compression Limited Partnership and Wachovia Bank, National Association, as trustee

4.3	Form of Global Note representing $200,000,000 aggregate principal amount of 9% Senior Notes due 2014 (included in Exhibit 4.2 as Exhibit A thereto)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HANOVER COMPRESSOR COMPANY
By:	/s/ John E. Jackson
	Name:	John E. Jackson
	Title:	Senior Vice President and Chief Financial Officer

HANOVER COMPRESSION LIMITED PARTNERSHIP
By:	HANOVER COMPRESSION GENERAL HOLDINGS, LLC, its General Partner

By:	/s/ John E. Jackson
	Name:	John E. Jackson
	Title:	Senior Vice President and Chief Financial Officer and Manager of the General Partner

Date: May 26, 2004

INDEX TO EXHIBITS

4.1	Senior Indenture, dated December 15, 2003, between Hanover Compressor Company and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hanover Compressor Company’s Registration Statement on Form 8-A, as filed with the SEC on December 15, 2003)

4.2	Third Supplemental Indenture, dated June 1, 2004, among Hanover Compressor Company, Hanover Compression Limited Partnership and Wachovia Bank, National Association, as trustee

4.3	Form of Global Note representing $200,000,000 aggregate principal amount of 9% Senior Notes due 2014 (included in Exhibit 4.2 as Exhibit A thereto)